As filed with the Securities and Exchange Commission on October 10, 2017

Registration No. 333-214231

Registration No. 333-182966

Registration No. 333-159373

Registration No. 333-183646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-214231

REGISTRATION STATEMENT NO. 333-182966

REGISTRATION STATEMENT NO. 333-159373

REGISTRATION STATEMENT NO. 333-183646

UNDER THE SECURITIES ACT OF 1933

DigitalGlobe, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	31-1420852 (IRS Employer Identification No.)

1300 W. 120th Avenue

Westminster, Colorado 80234

(303) 684-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Amended and Restated 1999 Equity Incentive Plan
The 2003 Employee Stock Incentive Plan of Orbital Imaging Corporation

2006 Omnibus Stock and Performance Incentive Plan of GeoEye, Inc.
GeoEye, Inc. 2010 Omnibus Incentive Plan
Amended and Restated DigitalGlobe 2007 Employee Stock Option Plan

(Full Title of the Plans)

Michelle Kley

Secretary

DigitalGlobe, Inc.

1300 W. 120th Avenue

Westminster, Colorado 80234

(303) 684-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of DigitalGlobe, Inc., a Delaware corporation (the “Registrant”) that were registered on the following Registration Statements on Form S-8 (the “Registration Statements”) filed with the Securities and Exchange Commission:

•     Registration Statement on Form S-8 (No. 333- 183646), filed with the Commission on October 25, 2016, which registered the offering of an aggregate of 1,495,086 shares of common stock, par value $0.001 per share, of the Registrant (“Shares”).

•     Registration Statement on Form S-8 (No. 333- 159373), filed with the Commission on May 21, 2009, which registered the offering of an aggregate of 6,213,886 Shares.

•     Registration Statement on Form S-8 (No. 333- 182966), filed with the Commission on July 31, 2012, which registered the offering of an aggregate of 3,800,000 Shares.

•     Registration Statement on Form S-8 (No. 333- 214231), filed with the Commission on October 25, 2016, which registered the offering of an aggregate of 750,000 Shares.

On October 5, 2017, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 24, 2017, by and among the Registrant, Maxar Technologies Ltd. (“Parent”), Maxar Technologies Holdings Inc. and Merlin Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as an indirect wholly owned subsidiary of Parent.

In connection with the Merger, the offerings of the securities pursuant to the Registration Statements have been terminated. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in each of the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on October 10, 2017.

DIGITALGLOBE, INC.

By:	/s/ Daniel L. Jablonsky
Name: Daniel L. Jablonsky
Title: President

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel L. Jablonsky	President, Director (Principal Executive Officer)	October 10, 2017
Daniel L. Jablonsky

/s/ William McCombe	Chief Financial Officer, Director	October 10, 2017
William McCombe	(Principal Financial Officer)

/s/ Jose Torres	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 10, 2017
Jose Torres
October 10, 2017
/s/ Michelle Kley	Director
Michelle Kley

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